STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and effective this 10th day of September, 2010 by and between BRAND NEUE CORPORATION, a business corporation organized and operating under the laws of the State of Nevada (the “Purchaser”) and ANTONIO GRANDE (“A.Grande”), FIORINO GRANDE, (“F.Grande”), MICHELE BOSCO (“Bosco”), GEORGE A. MILAS (“Milas”) and MICHAEL LANCELLOTTI (“Lancellotti”) (A.Grande, F.Grande, Bosco, Milas and Lancellotti are individually referred to as a “Seller” and collectively, as the “Sellers”). (Purchaser and the Sellers are individually referred to as “Party” and collectively referred to as “Parties”).

BACKGROUND

          A.      Each Seller is the owner of record of one hundred (100) shares of the issued and outstanding shares of voting common stock of InteLEDgent Lighting Solutions, Inc. (“InteLEDgent Lighting”).

          B.      The Purchaser wishes to purchase two hundred fifty-five (255) shares of the issued and outstanding shares of voting common stock of InteLEDgent Lighting (the “Shares”) from the Sellers.

          C.      Each Seller will sell fifty-one (51) of his respective shares of voting common stock in InteLEDgent Lighting to the Purchaser thereby comprising the two hundred fifty-five (255) shares being purchased hereunder.

          D.      Upon consummation of this Agreement, the Purchaser will own two hundred fifty-five (255) shares of the voting common stock of InteLEDgent Lighting, which represents fifty-one percent (51%) of the issued and outstanding shares of InteLEDgent Lighting.

          E.      Upon consummation of this Agreement, each Seller will own forty-nine (49) shares of the voting common stock of InteLEDgent Lighting and the Sellers, collectively, will own two hundred forty-five (245) shares of the voting common stock of InteLEDgent Lighting, which represents forty-nine percent (49%) of the issued and outstanding shares of InteLEDgent Lighting.

          F.      In light of the foregoing, the Purchaser wishes to purchase the Shares from the Sellers and the Sellers wish to sell the Shares to the Purchaser all on the terms and conditions and subject to the representations and warranties set forth below.

          NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:

          1.      Purchase of Shares. The Sellers hereby agree to sell, transfer and deliver to Purchaser and Purchaser hereby agrees to purchase the Shares from the Sellers for the consideration listed in Section 2 (the “Consideration”).

          2.      Consideration. The Consideration provided to the Sellers by Purchaser for the Shares shall be Two Million Five Hundred Thousand (2,500,000) shares of voting common stock in the Purchaser, Brand Neue Corporation (the “Brand Neue Shares”). Upon consummation of this Agreement, each Seller shall be the owner of record of Five Hundred Thousand (500,000) shares of voting common stock of Brand Neue Corporation. The Parties agree that the Consideration recited in this Section 2 is the sole and only consideration for this Agreement and that such consideration is adequate and fair.

          3.      Closing. The closing of the transaction provided for in this Agreement shall occur contemporaneously with the execution of this Agreement (the “Closing”). The Closing shall occur at the office of Leisawitz Heller Abramowitch Phillips, P.C. located at 2755 Century Boulevard, Wyomissing, PA 19610, or at such other place as the Parties may mutually agree upon.

          4.      Sellers’ Deliveries. At Closing, the Sellers shall deliver to the Purchaser the following:

                    (a)      A fully executed copy of this Agreement; and

                    (b)      A stock certificate issued to the Purchaser for two hundred fifty-five (255) shares of voting common stock of InteLEDgent Lighting, representing a fifty-one percent (51%) interest in InteLEDgent Lighting.

          5.      Purchaser’s Deliveries. At Closing, the Purchaser shall deliver to the Sellers the following:

                    (a)      A fully executed copy of this Agreement; and

                    (b)      Five (5) stock certificates (one (1) issued to each Seller) for five hundred thousand (500,000) shares each of voting common stock of the Brand Neue Corporation.

          6.      Representations of Sellers. Sellers represent and warrant the following:

                    (a)      InteLEDgent Lighting is a newly formed corporation that has not yet engaged in any business operations and therefore has no unpaid taxes or other liabilities.

                    (b)     Sellers have full legal authority to sell the Shares free and clear of all agreements, liens, charges, claims, calls, options, warrants, equities and other encumbrances of any nature whatsoever. Following the transfer of the Shares to Purchaser hereunder, Purchaser shall own such Shares free and clear of all agreements, liens, charges, claims, calls, options, warrants, equities and other encumbrances of any nature whatsoever.

                    (c)      This Agreement has been duly executed and delivered by Sellers and is a valid and legally binding obligation of each Seller in accordance with its terms.

                    (d)      Sellers have no knowledge of any facts or circumstances that would materially affect the value of the Shares or the Consideration being exchanged for the Shares pursuant to this Agreement.

          7.      Representations of Purchaser. Purchaser represents and warrants the following:

                    (a)      Purchaser has full legal authority to issue/transfer the Brand Neue Shares free and clear of all agreements, liens, charges, claims, calls, options, warrants, equities and other encumbrances of any nature whatsoever. Following the transfer of the Brand Neue Shares to Sellers hereunder, Sellers shall own such Brand Neue Shares free and clear of all agreements, liens, charges, claims, calls, options, warrants, equities and other encumbrances of any nature whatsoever.

                    (b)      No statement made by Purchaser set forth in this Agreement contains or will contain any untrue statement of a material fact. Nor does any statement made by Purchaser fail to state a material fact required to be stated herein.

                    (c)      This Agreement has been duly executed and delivered by Purchaser and is a valid and legally binding obligation of Purchaser in accordance with its terms.

                    (d)      Purchaser has no knowledge of any facts or circumstances that would materially affect the value of the Shares or the Consideration being exchanged for the Shares pursuant to this Agreement.

          8.      Survival of Representations. The representations and warranties made herein by the Seller and Purchaser shall survive the Closing.

          9.      Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the Parties with respect to the subject matter hereof, and shall supersede any prior agreements and understandings relating thereto. This Agreement may be amended only by a written instrument duly executed by all the Parties hereto.

          10.      Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the Parties at their last known addresses.

          11.      Non-Waiver. No delay or failure by either Party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

          12.      Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

          13.      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.

          14.      Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective heirs, personal representatives, successors and assigns.

          IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date above first written.

PURCHASER:

BRAND NEUE CORPORATION

BY: ALEX ELIASHEVSKY
/S/: ALEX ELIASHEVSKY
TITLE: CHIEF EXECUTIVE OFFICER

SELLERS:

/S/ANTONIO GRANDE
ANTONIO GRANDE

/S/ FIORINO GRANDE
FIORINO GRANDE

/S/MICHELE BOSCO
MICHELE BOSCO

/S/GEORGE A. MILAS
GEORGE A. MILAS

/S/MICHAEL LANCELLOTTI
MICHAEL LANCELLOTTI